UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2009

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33142	23-0340099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 West 8th Street
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Bridge Loan

On September 4, 2009, Physicians Formula, Inc. (“Physicians”), as borrower, and Mill Road Capital, L.P. (“Mill Road”), as lender, entered into an agreement (the “Bridge Loan Agreement”) for a second-priority senior secured bridge loan facility (the “Bridge Loan”) in the amount of $4.2 million.  Physicians used borrowings under the Bridge Loan to repay $2,935,051.42 of borrowings under the Credit Agreement (as defined below) with Union Bank, N.A. (formerly known as Union Bank of California, N.A.) (“Union Bank”), which includes approximately $2,435,000 of over advance to Physicians, and to fund short-term working capital requirements.  The Bridge Loan will mature on December 3, 2009 (the “Maturity Date”).  Interest will accrue on the Bridge Loan at a rate of 15% per annum and will be payable upon maturity of the Bridge Loan.

The Bridge Loan Agreement requires Physicians to comply with the same financial covenants that Physicians is required to comply with under its existing Credit Agreement with Union Bank.  The failure of Physicians to comply with those financial covenants will not, however, constitute a default or an event of default under the Bridge Loan Agreement or a breach thereof.  The Bridge Loan Agreement limits additional indebtedness that Physicians may incur, consistent with the limitations contained in the Credit Agreement, for as long as the Bridge Loan is outstanding.  The Bridge Loan Agreement contains customary events of default.  The failure of Physicians to comply with certain of the negative covenants in the Credit Agreement will result in an event of default under the Bridge Loan Agreement.  The Bridge Loan and accrued interest thereon may be prepaid without penalty at any time with 10 days prior written notice, subject to the terms of an Intercreditor and Subordination Agreement, entered into on September 4, 2009 (the “Intercreditor Agreement”), among Physicians, Mill Road and Union Bank.  The Bridge Loan Agreement does not require Physicians to make any mandatory prepayments.

Borrowings under the Bridge Loan Agreement are guaranteed by Physicians Formula Holdings, Inc. (the “Company”) and the domestic subsidiaries of Physicians (the “Guarantors”), and borrowings under the Bridge Loan Agreement are secured by a second-priority pledge of the capital stock of Physicians and its equity interests in each of its subsidiaries and substantially all of the assets of Physicians and its subsidiaries.

In addition, on September 4, 2009, the Company separately agreed with Mill Road that it would not enter into any non-senior secured financing transaction or take any steps in furtherance of obtaining any non-senior secured financing with any party other than Mill Road or Union Bank during the 45 day period commencing on September 4, 2009. As of September 4, 2009, Mill Road was the beneficial owner of approximately 18% of the Company’s outstanding common stock.

The foregoing description of the material terms of the Bridge Loan Agreement is qualified by reference to the Bridge Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Concurrently with entering into the Bridge Loan Agreement, Physicians and the Guarantors entered into a Security Agreement in favor of Mill Road, providing for the grant of a security interest in all of the collateral described therein (including a pledge of all equity securities and rights to acquire equity securities of the Guarantors), a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference, and the Company entered into a Pledge Agreement in favor of Mill Road, providing for the grant of a security interest in the capital stock of Physicians, a copy of which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Pursuant to the Intercreditor Agreement, the Bridge Loan is unconditionally subordinate in right of payment to the prior payment in full in cash of all obligations under the Credit Agreement and the liens securing obligations under the Bridge Loan are junior and unconditionally subordinate to the liens securing obligations under the Credit Agreement; provided, that the Bridge Loan may be repaid on the earlier of (i) the Maturity Date and (ii) the date on which New Financing (as defined below) is provided in full, including interest accrued thereon (not to exceed 15.0% per annum plus, if applicable, interest at the default rate contemplated by the Bridge Loan Agreement), so long as (a) no default has occurred and is continuing under the Credit Agreement at the time of such payment and certain other conditions have been met and (b) concurrently with such payment, Physicians receives an equity contribution or the proceeds of replacement subordinated debt in an amount not less than the amount required to satisfy the outstanding amounts under the Bridge Loan Agreement in full (“New Financing”).  The Intercreditor Agreement provides that Mill Road has the option to purchase all of the obligations under the Credit Agreement from Union Bank.  A copy of the Intercreditor Agreement is filed as Exhibit 10.5 hereto and incorporated by reference herein.

Amendment to Senior Credit Agreement

On September 4, 2009, Physicians entered into the Sixth Amendment to Credit Agreement (the “Sixth Amendment”), which amends that certain Credit Agreement, dated as of November 14, 2006, as amended on July 8, 2008, September 9, 2008, December 5, 2008, March 30, 2009 and July 29, 2009 (the “Credit Agreement”), by and among Physicians, the several banks and other lenders from time to time parties thereto and Union Bank, as administrative agent and a lender (the “agent” or “lender”), providing for an asset-based revolving credit facility.

Pursuant to the Sixth Amendment, the agent agreed to waive the event of default that resulted from an over advance under the Credit Agreement to Physicians from time to time since June 30, 2009.  As of the date of the Sixth Amendment, the over advance to Physicians was approximately $2,435,000.  The over advance automatically increased from approximately $575,000 on August 31, 2009 to approximately $2,435,000 on September 1, 2009 because the Company's borrowing base, which is calculated on a monthly basis, was negatively impacted by the Company's seasonal reduction in sales.  In connection with the Sixth Amendment, Physicians paid the lender a fee of $10,000 and related expenses.  The Sixth Amendment includes amendments to permit the incurrence of the Bridge Loan and the liens securing the obligations thereunder.  In addition, Physicians agreed to enter into documents on or before October 31, 2009 to establish a blocked account at Union Bank on terms as requested by Union Bank.  In accordance with the Sixth Amendment, Physicians used borrowings under the Bridge Loan to repay revolving loans under Credit Agreement to cause the borrowing base availability to be at least $500,000.

A copy of the Sixth Amendment is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Bridge Loan Agreement, which is included in Item 1.01 of this current report on Form 8-K, is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Term Loan Agreement, dated as of September 4, 2009, between Physicians Formula, Inc., as borrower, and Mill Road Capital, L.P., as lender.
10.2	Term Note, dated as of September 4, 2009, by Physicians Formula, Inc., in favor of Mill Road Capital, L.P.
10.3	Security Agreement, dated as of September 4, 2009, by Physicians Formula, Inc. and the subsidiaries of Physicians Formula, Inc. party thereto, in favor of Mill Road Capital, L.P.
10.4	Pledge Agreement, dated as of September 4, 2009, by Physicians Formula Holdings, Inc., in favor of Mill Road Capital, L.P.
10.5
Intercreditor and Subordination Agreement, dated as of September 4, 2009, by and among Mill Road Capital, L.P., Physicians Formula, Inc., Physicians Formula Holdings, Inc., the subsidiaries of Physicians Formula, Inc. party thereto and Union Bank, N.A., as administrative agent.

10.6
Sixth Amendment to Credit Agreement, dated as of September 4, 2009, by and among Physicians Formula, Inc., the several banks and other lenders from time to time parties to the Credit Agreement and Union Bank, N.A., as administrative agent.

10.7	Pledgor Guarantee, dated as of September 4, 2009, by Physicians Formula Holdings, Inc. in favor of Mill Road Capital, L.P.
10.8	Subsidiary Guarantee, dated as of September 4, 2009, by the subsidiaries of Physicians Formula, Inc. party thereto, in favor of Mill Road Capital, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.

/s/ Jeff M. Berry
Date: September 11, 2009	Name: Jeff M. Berry
Title: Interim Chief Financial Officer

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